EXHIBIT 99.1

FOR RELEASE December 20, 2012

SOURCE: Uni-Pixel, Inc.

UniPixel Displays Counters Allegations in UK Litigation

THE WOODLANDS, Texas — December 20, 2012 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, and lighting and display markets, is vigorously denying allegations contained in litigation filed in the United Kingdom by UK-based Carclo PLC through its subsidiary, Conductive Inkjet Technology.

“These claims are based on unfounded speculation and inaccurate assumptions, and are completely without merit,” said UniPixel President & CEO Reed Killion. “We fully expect the plaintiffs will be ordered to pay whatever legal fees our company might incur to defend these baseless claims.”

In its filings before the English High Court, Conductive Inkjet Technology alleges that UniPixel made unauthorized use of CIT’s patented processes in developing catalytic ink and metallization technologies for touch-screen applications.

“The high-definition field encompasses a fast-growing and dynamic market characterized by rapid technological development,” said Killion. “UniPixel’s extensive and dedicated research and development efforts are not dependent on appropriating the knowledge of our competitors. To make such a claim is simply false, and we look forward to defending our company in court if necessary.”

UniPixel is represented by the international law firm Fish & Richardson, which has been named by Corporate Counsel magazine as the top patent litigation law firm in the U.S. for nine consecutive years. The firm recently was named as the nation’s “Law Firm of the Year” for intellectual property law in the 2013 “Best Law Firms” rankings published by U.S. News & World Report and The Best Lawyers in America.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2011. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com